Exhibit 99.1

Kraft Foods Inc. and Subsidiaries

Consolidated Statements of Earnings, as Restated

For the Years Ended December 31,

(in millions of dollars, except per share data)

(Unaudited)

	2007	2006
Net revenues	$36,134	$33,256
Cost of sales	24,057	21,344

Gross profit	12,077	11,912

Marketing, administration and research costs	7,672	7,120
Asset impairment and exit costs	441	999
Gain on redemption of United Biscuits investment	–	(251)
Gains on divestitures, net	(15)	(117)
Amortization of intangibles	13	7

Operating income	3,966	4,154
Interest and other debt expense, net	604	510

Earnings from continuing operations before income taxes	3,362	3,644
Provision for income taxes	1,002	816

Earnings from continuing operations	2,360	2,828
Earnings from discontinued operations, net of income taxes	230	232

Net earnings	$2,590	$3,060

Per share data:
Basic earnings per share:
Continuing operations	$1.50	$1.72
Discontinued operations	0.14	0.14

Net earnings	$1.64	$1.86

Diluted earnings per share:
Continuing operations	$1.48	$1.71
Discontinued operations	0.14	0.14

Net earnings	$1.62	$1.85

Kraft Foods Inc. and Subsidiaries

Restatement for Discontinued Operations - Consolidated Statements of Earnings

For the Year Ended December 31, 2007

(in millions of dollars, except per share data)

(Unaudited)

	As Reported 2007	Impact of Post Divestiture	As Restated 2007
Net revenues	$37,241	$(1,107)	$36,134
Cost of sales	24,651	(594)	24,057

Gross profit	12,590	(513)	12,077

Marketing, administration and research costs	7,809	(137)	7,672
Asset impairment and exit costs	452	(11)	441
Gains on divestitures, net	(15)	–	(15)
Amortization of intangibles	13	–	13

Operating income	4,331	(365)	3,966
Interest and other debt expense, net	604	–	604

Earnings from continuing operations before income taxes	3,727	(365)	3,362
Provision for income taxes	1,137	(135)	1,002

Earnings from continuing operations	2,590	(230)	2,360
Earnings from discontinued operations, net of income taxes	–	230	230

Net earnings	$2,590	$–	$2,590

Per share data:
Basic earnings per share:
Continuing operations	$1.64	$(0.14)	$1.50
Discontinued operations	–	0.14	0.14

Net earnings	$1.64	$–	$1.64

Diluted earnings per share:
Continuing operations	$1.62	$(0.14)	$1.48
Discontinued operations	–	0.14	0.14

Net earnings	$1.62	$–	$1.62

Kraft Foods Inc. and Subsidiaries

Restatement for Discontinued Operations - Consolidated Statements of Earnings

For the Year Ended December 31, 2006

(in millions of dollars, except per share data)

(Unaudited)

	As Reported 2006	Impact of Post Divestiture	As Restated 2006
Net revenues	$34,356	$(1,100)	$33,256
Cost of sales	21,940	(596)	21,344

Gross profit	12,416	(504)	11,912

Marketing, administration and research costs	7,254	(134)	7,120
Asset impairment and exit costs	1,002	(3)	999
Gain on redemption of United Biscuits investment	(251)	–	(251)
Gains on divestitures, net	(117)	–	(117)
Amortization of intangibles	7	–	7

Operating income	4,521	(367)	4,154
Interest and other debt expense, net	510	–	510

Earnings from continuing operations before income taxes	4,011	(367)	3,644
Provision for income taxes	951	(135)	816

Earnings from continuing operations	3,060	(232)	2,828
Earnings from discontinued operations, net of income taxes	–	232	232

Net earnings	$3,060	$–	$3,060

Per share data:
Basic earnings per share:
Continuing operations	$1.86	$(0.14)	$1.72
Discontinued operations	–	0.14	0.14

Net earnings	$1.86	$–	$1.86

Diluted earnings per share:
Continuing operations	$1.85	$(0.14)	$1.71
Discontinued operations	–	0.14	0.14

Net earnings	$1.85	$–	$1.85